UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles, California 90010

(Address of Principal Executive Offices)
____________________

(323) 937-1060

(Registrant’s telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Pursuant to the authority granted it to establish periodic bonus programs based on specified performance objectives under the Mercury General Corporation Senior Executive Incentive Bonus Plan (the “Senior Plan”) and the Mercury General Corporation Annual Incentive Plan (the “AIP”), which are referred to herein collectively as the “Bonus Plans”, on March 21, 2016, the Compensation Committee of the Board of Directors of Mercury General Corporation (the “Company”) modified the criteria underlying bonuses to be awarded under the Bonus Plans for the 2016 performance period and under the performance-based restricted stock units approved for grant under the Company’s 2015 Incentive Award Plan (the “Incentive Plan”). Specifically, the Compensation Committee established an additional performance criteria for the 2016 Bonus Plans and the restricted stock units related to the Company’s operating income return on equity and also reduced the maximum bonus award available under the Bonus Plans. As reduced, the maximum bonus, as a percentage of base salary, for the Company’s named executive officers, including its principal executive officer and principal financial officer, are: George Joseph: 172.5%; Gabriel Tirador: 172.5%; Robert Houlihan: 143.8%, Allan Lubitz: 134.8% and Theodore Stalick: 107.8%.
The Compensation Committee also approved an amended Restricted Stock Unit Agreement for use under the Incentive Plan, which permits RSUs to be settled in stock of the Company or in cash at the election of the administrator of the Incentive Plan. The foregoing description of the amended Restricted Stock Unit Agreement for use under the Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits
(d)    Exhibits.

10.1	Form of Restricted Stock Unit Agreement under the Mercury General Corporation 2015 Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2016    MERCURY GENERAL CORPORATION

By:     /s/ THEODORE STALICK
Name: Theodore Stalick
Its: Chief Financial Officer